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As filed with the Securities and Exchange Commission on November 6, 2003

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Scholastic Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3385513 (IRS Employer Identification No.)
557 Broadway, New York, New York (Address of Principal Executive Offices)	10012 (Zip Code)

SCHOLASTIC CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Charles B. Deull, Esq.
Senior Vice President, General Counsel and Secretary
Scholastic Corporation
557 Broadway
New York, New York 10012
(Name and address of agent for service)

(212) 343-6100
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered:	Amount to be registered:	Proposed maximum offering price per share (1):	Proposed maximum aggregate offering price (1):	Amount of registration fee:

Common Stock ($.01 par value)	500,000 shares	$30.64	$15,320,000	$1,239.39

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) as follows: on the basis of the average of the high and low prices of the Common Stock reported on the NASDAQ-National Market System on October 30, 2003.

        Pursuant to Rule 429, this Registration Statement also covers the shares of Common Stock previously registered under Registration No. 333-68181.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents which have heretofore been filed by Scholastic Corporation (the "Company") (Commission File No. 000-19860) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

  a.
  The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2003;

  b.
  The Company's Quarterly Report on Form 10-Q for the quarterly period ending August 31, 2003;

  c.
  A Current Report on Form 8-K was filed with the Commission on September 23, 2003 reporting under Item 12 (results of Operations and Financial Condition) a press release regarding the results of operations for the Company's quarter ended August 31, 2003;

  d.
  The description of the Company's Common Stock, $.01 par value (the "Common Stock"), contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

  e.
  A Form S-8 as filed with the Commission on December 1, 1998, Registration Statement No. 333-68181 providing for the registration of 200,000 shares of Common Stock to be issued under the Scholastic Corporation 1998 Employee Stock Purchase Plan.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

        Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November 2003.

SCHOLASTIC CORPORATION
By:	/s/ RICHARD M. ROBINSON Richard M. Robinson Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Robinson his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD ROBINSON Richard Robinson	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2003
/s/ KEVIN J. MCENERY Kevin J. McEnery	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 5, 2003
/s/ KAREN A. MALONEY Karen A. Maloney	Vice President and Controller (Principal Accounting Officer)	November 5, 2003
/s/ REBECA M. BARRERA Rebeca M. Barrera	Director	November 5, 2003
/s/ RAMON C. CORTINES Ramon C. Cortines	Director	November 5, 2003
/s/ JOHN L. DAVIES John L. Davies	Director	November 5, 2003
/s/ CHARLES T. HARRIS Charles T. Harris, III	Director	November 5, 2003
/s/ ANDREW S. HEDDEN Andrew S. Hedden	Director	November 5, 2003
/s/ MAE C. JEMISON Mae C. Jemison	Director	November 5, 2003
/s/ LINDA B. KEENE Linda B. Keene	Director	November 5, 2003
/s/ PETER M. MAYER Peter M. Mayer	Director	November 5, 2003
/s/ JOHN G. MCDONALD John G. McDonald	Director	November 5, 2003
/s/ AUGUSTUS K. OLIVER Augustus K. Oliver	Director	November 5, 2003
/s/ RICHARD M. SPAULDING Richard M. Spaulding	Director	November 5, 2003

EXHIBIT INDEX

Regulation S-K Exhibit Number	Description of Document	Page Number in Sequentially Numbered Copy
Exhibit 4	Copy of Amendment Number Two to the Amended and Restated Scholastic Corporation Employee Stock Purchase Plan.	E-1
Exhibit 5	Opinion of Coudert Brothers.	E-2
Exhibit 23.1	Consent of Ernst & Young LLP.	E-3
Exhibit 23.2	Consent of Coudert Brothers LLP (included in Exhibit 5).

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INCORPORATION OF DOCUMENTS BY REFERENCE
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX